As filed with the Securities and Exchange Commission on February 27, 2001


                               FILE NO. 811-07406

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940


                                AMENDMENT NO. 12


                       THE FEDERAL MONEY MARKET PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)

            60 State Street, Suite 1300, Boston, Massachusetts 02109
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, Including Area Code: (617) 557-0700

               Christopher J. Kelley, c/o Funds Distributor, Inc.,
             60 State Street, Suite 1300, Boston Massachusetts 02109
                     (Name and Address of Agent for Service)

                                    Copy to:   John E. Baumgardner, Esq.
                                               Sullivan & Cromwell
                                               125 Broad Street
                                               New York, NY 10004

                               EXPLANATORY NOTE

      This Registration Statement has been filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                     PART A

Responses to Items 1,2,3,5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. GENERAL DESCRIPTION OF REGISTRANT.

INVESTMENT OBJECTIVE

      The Portfolio's investment objective, which is non-fundamental and can be changed without the approval of interest holders, is to provide high current income consistent with the preservation of capital and same-day liquidity.

PORTFOLIO MANAGER


      The advisor uses a team of portfolio managers and traders to manage the fund. The portfolio management team is led by John Donohue, vice president, who has been on the team since joining J.P. Morgan in June of 1997 from Goldman Sachs & Co., where he was an Institutional Money Market Portfolio Manager; and Mark Settles, vice president, who has been on the team since November 1999 and has been at J.P. Morgan since 1994. Prior to managing this fund, Mr. Settles was a fixed income trader on J.P. Morgan's New York and London trading desks. The traders on the team are Donald Clemmenson, vice president, who has been on the team since its inception; Gunter Heiland, vice president, who has been on the team since joining J.P. Morgan in June of 1997 from Salomon Brothers, where he was a sales assistant; and Kimberly Weil, who has been on the team since joining J.P. Morgan in April of 1993.


PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS

      The Portfolio purchases securities that offer very high credit quality and pay regular income that is generally free from state and local income taxes. It invests exclusively in U.S. government agency obligations such as the Federal Farm Credit Bank, the Tennessee Valley Authority, the Federal Home Loan Bank, the Student Loan Marketing Association, and in obligations of the U.S. Treasury. Some of these investments may be purchased on a when-issued or delayed delivery basis.

      The Portfolio's yield will vary in response to changes in interest rates. How well the Portfolio's yield compares to the yields of similar money market funds will depend on the success of the investment process described below.

      There can be no assurance that the investment objective of the Portfolio will be achieved. Future returns will not necessarily resemble past performance. The Portfolio does not represent a complete investment program.

      While the Portfolio's U.S. Treasury obligations are backed by the full faith and credit of the Government, investors should bear in mind that any agency obligations the Portfolio may hold do not have this guarantee, and that in any case government guarantees do not extend to shares of the fund itself.

      Most of the Portfolio's income is generally exempt from state and local personal income taxes and from some corporate income taxes (although not federal income taxes). Because of this beneficial tax status, the Portfolio's yields are generally lower than those of taxable money market funds when compared on a pre-tax basis.

      As with all money market funds, the Portfolio's investments are subject to various risks, which, while generally considered to be minimal, could cause its share price to fall below $1. For example, the issuer or guarantor of a portfolio security could default on its obligation. An unexpected rise in interest rates could also lead to a loss in share price if the fund is near the maximum allowable dollar weighted average maturity (currently not to exceed 90 days) at the time. However, the Portfolio's investment process and management policies are designed to minimize the likelihood and impact of these risks. To date, through this process, the Portfolio's share price has never deviated from $1.

INVESTMENT PROCESS

      The Portfolio's philosophy, developed by its advisor, emphasizes investment quality through in-depth research of short-term securities and their issuers. This allows the Portfolio to focus on providing current income without compromising share price stability.

      In researching short-term securities, J.P. Morgan's credit analysts enhance the data furnished by rating agencies by drawing on the insights of J.P. Morgan's fixed income trading specialists and equity analysts. Only securities highly rated by independent rating agencies as well as J.P. Morgan's proprietary ratings system are considered for investment.

      In managing the Portfolio, J.P. Morgan employs a three-step process that combines maturity determination, sector allocation and fundamental research for identifying portfolio securities:

MATURITY DETERMINATION Based on analysis of a range of factors, including current yields, economic forecasts, and anticipated fiscal and monetary policies, J.P. Morgan establishes the desired dollar weighted average maturity for each Portfolio within the permissible 90-day range. Controlling weighted average maturity allows the Portfolio to manage risk, since securities with shorter maturities are typically less sensitive to interest rate shifts than those with longer maturities.

SECTOR ALLOCATION Analysis of the yields available in different sectors of the short-term debt market allows J.P. Morgan to adjust the Portfolios sector allocation, with the goal of enhancing current income while also maintaining diversification across permissible sectors.

SECURITY SELECTION Based on the results of the firm's credit research and the Portfolio's maturity determination and sector allocation, the portfolio managers and dedicated fixed-income traders make buy and sell decisions according to the Portfolio's goal and strategy.

Item 6. MANAGEMENT OF THE PORTFOLIO.

      The Federal Money Market Portfolio (the "Portfolio") is a diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on November 4, 1992. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

MANAGEMENT AND ADMINISTRATION


      The Board of Trustees provides broad supervision over the affairs of the Portfolio. The Portfolio has retained the services of JPMIM as the investment adviser and Morgan Guaranty Trust Company of New York ("Morgan") as administrative services agent. The Portfolio has retained the services of Funds Distributor Inc. ("FDI") as co-administrator (the "Co-Administrator").


      The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. FDI, acting as agent for the Portfolio, serves as exclusive placement agent of interests in the Portfolio. FDI receives no additional compensation for serving in this capacity.


      The Portfolio has entered into an Amended and Restated Portfolio Fund Services Agreement dated July 11, 1996, with Pierpont Group, Inc. ("Pierpont Group") to assist the Trustees in exercising their overall supervisory responsibilities for the Portfolio. The fees to be paid under the agreement approximate the reasonable cost of Pierpont Group in providing these services to the Trust, the Portfolio and certain other registered investment companies subject to similar agreements with Pierpont Group. Pierpont Group was organized in 1989 at the request of the Trustees of The Pierpont Family of Funds for the purpose of providing these services at cost to those funds. See Item 13 in Part
B. The principal offices of Pierpont Group are located at 461 Fifth Avenue, New York, New York 10017.


--------------------------------------------------------------------------------
Advisory Services                        0.20% of the first $1 billion of the
                                         Portfolio's average net assets, plus
                                         0.10% over $1 billion
--------------------------------------------------------------------------------
Administrative Services (fee shared      Portfolio's pro rata portions of 0.90%
with Funds Distributor, Inc.)            of the first $7 billion of average net
                                         assets in J.P. Morgan-advised
                                         portfolios, plus 0.04% of average net
                                         assets over $7 billion
--------------------------------------------------------------------------------

J.P. Morgan may pay fees to certain firms and professionals for providing recordkeeping or other services in connection with investments in a fund.

ITEM 7. SHAREHOLDER INFORMATION.

INVESTING

      Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio. The net asset value of the Portfolio is determined on each Portfolio Business Day.

      There is no inimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).


      The Portfolio may, at its own option, accept securities in payment for investments in its beneficial interests. The securities delivered in kind are valued by the method described in Item 18 of Part B as of the business day prior to the day the Portfolio receives the securities. Securities may be accepted in payment for beneficial interests only if they are, in the judgment of Morgan, appropriate investments for the Portfolio. In addition, securities accepted in payment for beneficial interests must: (i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) have a value which is readily ascertainable as evidenced by a listing on an exchange, over-the-counter market or by readily available market quotations from a dealer in such securities. The Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for beneficial interests.


      The Portfolio and FDI reserve the right to cease accepting investments at any time or to reject any investment order.

ADDING TO YOUR ACCOUNT

      Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the Valuation Time on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected at the Valuation Time on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio at the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected at the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

SELLING SHARES

      An investor in the Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

      The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange (the "NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the Investment Company Act of 1940 if an emergency exists. In the event that trading in the money markets is scheduled to end earlier than the close of the NYSE, the Portfolio would expect to close for purchases and withdrawals an hour in advance of the end of trading in the money markets. The Portfolio may also close for purchases and withdrawals at such other times as may be determined by the Trustees to the extent permitted by applicable law.

REDEMPTION IN KIND

      The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be.

ACCOUNT AND TRANSACTION POLICIES

Business Hours and NAV Calculations

The net asset value of the Portfolio is determined each business day other than the holidays listed in Part B ("Portfolio Business Day"). This determination is made once each Portfolio Business Day as of the close of trading on the NYSE (normally 4:00pm eastern time)(the "Valuation Time").

DIVIDENDS AND DISTRIBUTIONS

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

Investor inquiries may be directed to FDI at 60 State Street, Boston, Massachusetts 02109 or by calling FDI at (617) 557-0700.

TAX CONSIDERATIONS

Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

ITEM 8. DISTRIBUTION ARRANGEMENTS: Not applicable.

                                     PART B


ITEM 10. COVER PAGE AND TABLE OF CONTENTS


                                                PAGE
General Information and History................ B-1
Investment Objective and Policies.............. B-1
Management of the Portfolio.................... B-6
Control Persons and Principal Holders
of Securities.................................. B-11
Investment Advisory and Other Services......... B-11
Brokerage Allocation and Other Practices....... B-15
Capital Stock and Other Securities............. B-17
Purchase, Redemption and Pricing of
Securities Being Offered....................... B-18
Tax Status..................................... B-19
Underwriters................................... B-20
Calculations of Performance Data............... B-20
Financial Statements........................... B-20


ITEM 11. GENERAL INFORMATION AND HISTORY.


Not applicable.


ITEM 12. INVESTMENT OBJECTIVE AND POLICIES.


      The investment objective of The Federal Money Market Portfolio (the "Portfolio") is to provide high current income consistent with the preservation of capital and same day liquidity. The Portfolio attempts to achieve its investment objective by maintaining a dollar-weighted average portfolio maturity of not more than 90 days and by investing primarily in U.S. Treasury securities and by investing in certain U.S. Government securities described in Part A and in this Part B that have effective maturities of not more than thirteen months. See "Quality and Diversification Requirements".

      The Portfolio is advised by J.P. Morgan Investment Management Inc. ("JPMIM" or the "Advisor").

      The following discussion supplements the information regarding the investment objective of the Portfolio and the policies the Portfolio employs to achieve its objective as set forth above and in Part A.

MONEY MARKET INSTRUMENTS

      A description of the types of money market instruments that may be purchased by the Portfolio appears below. Also, see "Quality and Diversification Requirements".

      U.S. TREASURY SECURITIES. The Portfolio may invest in direct obligations of the U.S. Treasury, including Treasury bills, notes, and bonds, all of which are backed as to principal and interest payments by the full faith and credit of the United States.

      ADDITIONAL U.S. GOVERNMENT OBLIGATIONS. The Portfolio may invest in obligations issued or guaranteed by U.S. Government agencies or instrumentalities. These obligations may or may not be backed by the "full faith and credit" of the United States. Securities which are backed by the full faith and credit of the United States include obligations of the Government National Mortgage Association, the Farmers Home Administration, and the Export-Import Bank. In the case of securities not backed by the full faith and credit of the United States, the Portfolio must look principally to the federal agency issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments. Securities in which the Portfolio may invest that are not backed by the full faith and credit of the United States include, but are not limited to: (i) obligations of the Tennessee Valley Authority, the Federal Home Loan Mortgage Corporation, the Federal Home Loan Banks and the U.S. Postal Service, each of which has the right to borrow from the U.S. Treasury to meet its obligations; (ii) securities issued by the Federal National Mortgage Association, which are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and (iii) obligations of the Federal Farm Credit System and the Student Loan Marketing Association, each of whose obligations may be satisfied only by the individual credits of the issuing agency.

      REPURCHASE AGREEMENTS. The Portfolio may, although it has no current intention to do so, enter into repurchase agreements with brokers, dealers or banks that meet the credit guidelines approved by the Portfolio's Trustees. In a repurchase agreement, the Portfolio buys a security from a seller that has agreed to repurchase the same security at a mutually agreed upon date and price. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. This interest rate is effective for the duration of the agreement and is not related to the coupon rate on the underlying security. A repurchase agreement may also be viewed as a fully collateralized loan of money by the Portfolio to the seller. The period of these repurchase agreements will usually be short, from overnight to one week, and at no time will the Portfolio invest in repurchase agreements for more than thirteen months. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of thirteen months from the effective date of the repurchase agreement. The Portfolio will only enter into repurchase agreements involving U.S. Treasury securities or permitted agency securities. The Portfolio will always receive securities as collateral whose market value is, and during the entire term of the agreement remains, at least equal to 100% of the dollar amount invested by the Portfolio in each agreement plus accrued interest and any other reasonably foreseeable transaction costs if the seller defaults (i.e., the Portfolio will be fully collateralized within the meaning of paragraph (a)(3) of Rule 2a-7 under the 1940 Act, and the Portfolio will make payment for such securities only upon physical delivery or upon evidence of book entry transfer to the account of the Portfolio's Custodian. If the seller defaults, the Portfolio might incur a loss if the value of the collateral securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the disposal of the collateral by the Portfolio may be delayed or limited. See "Investment Restrictions".

ADDITIONAL INVESTMENTS

      WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. The Portfolio may purchase Treasury Securities on a when-issued or delayed delivery basis. For example, delivery of and payment for these securities can take place a month or more after the date of the purchase commitment. The purchase price and the interest rate payable, if any, on the securities are fixed on the purchase commitment date or at the time the settlement date is fixed. The value of such securities is subject to market fluctuation and for fixed income securities, no interest accrues to the Portfolio until settlement takes place. At the time the Portfolio makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction, reflect the value each day of such securities in determining its net asset value and, if applicable, calculate the maturity for the purposes of average maturity from that date. At the time of settlement, a when-issued security may be valued at less than the purchase price. To facilitate such acquisitions, the Portfolio will maintain with the Custodian a segregated account with liquid assets, consisting of cash, U.S. government securities or other appropriate securities, in an amount at least equal to such commitments. On delivery dates for such transactions, the Portfolio will meet its obligations from maturities or sales of the securities held in the segregated account and/or from cash flow. If the Portfolio chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. Also, a Portfolio may be disadvantaged if the other party to the transaction defaults.

      INVESTMENT COMPANY SECURITIES. Securities of other investment companies may be acquired by the Portfolio to the extent permitted under the 1940 Act or any order pursuant thereto. These limits currently require that, as determined immediately after a purchase is made, (i) not more than 5% of the value of the Portfolio's total assets will be invested in the securities of any one investment company, (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group, and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio. As a shareholder of another investment company, the Portfolio would bear, along with other shareholders, its PRO RATA portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Portfolio bears directly in connection with its own operations.


      REVERSE REPURCHASE AGREEMENTS. The Portfolio may enter into reverse repurchase agreements. In a reverse repurchase agreement, the Portfolio sells a security and agrees to repurchase the same security at a mutually agreed upon date and price reflecting the interest rate effective for the term of the agreement. For purposes of the 1940 Act a reverse repurchase agreement is also considered as the borrowing of money by the Fund and, therefore, a form of leverage. Leverage may cause any gains or losses for a Portfolio to be magnified. The Portfolio will invest the proceeds of borrowings under reverse repurchase agreements. In addition, except for liquidity purposes, the Portfolio will enter into a reverse repurchase agreement only when the expected return from the investment of the proceeds is greater than the expense of the transaction. The Portfolio will not invest the proceeds of a reverse repurchase agreement for a period which exceeds the duration of the reverse repurchase agreement. The Portfolio will establish and maintain with the custodian a separate account with a segregated portfolio of securities in an amount at least equal to its purchase obligations under its reverse repurchase agreements. See "Investment Restrictions" for the Portfolio's limitations on reverse repurchase agreements and bank borrowings. All forms of borrowing (including reverse repurchase agreements and securities lending) are limited in the aggregate and may not exceed 33 1/3% of the Portfolio's total assets.

      LOANS OF PORTFOLIO SECURITIES. The Portfolio may lend its securities if such loans are secured continuously by cash or equivalent collateral or by a letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned, plus accrued interest. While such securities are on loan, the borrower will pay the Portfolio any income accruing thereon. Loans will be subject to termination by the Portfolio in the normal settlement time, generally three business days after notice, or by the borrower on one day's notice. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its respective investors. The Portfolio may pay reasonable finders' and custodial fees in connection with a loan. In addition, the Portfolio will consider all facts and circumstances including the creditworthiness of the borrowing financial institution, and will not make any loans in excess of one year. Loans of portfolio securities may be considered extensions of credit by the Portfolio. The risks to the Portfolio with respect to borrowers of its portfolio securities are similar to the risks to the Portfolio with respect to sellers in repurchase agreement transactions. See "Repurchase Agreements". The Portfolio will not lend its securities to any officer, Trustee, Member of the Advisory Board, Director, employee or other affiliate of the Portfolio, the Advisor or the Distributor, unless otherwise permitted by applicable law. All forms of borrowing (including reverse repurchase agreements and securities lending) are limited in the aggregate and may not exceed 33 1/3% of the Portfolio's total assets.


      ILLIQUID INVESTMENTS, PRIVATELY PLACED AND CERTAIN UNREGISTERED SECURITIES. The Portfolio may invest in privately placed, restricted, Rule 144A or other unregistered securities. The Portfolio may not acquire any illiquid holdings if, as a result thereof, more than 10% of the Portfolio's net assets would be in illiquid investments. Subject to this non-fundamental policy limitation, the Portfolio may acquire investments that are illiquid or have limited liquidity, such as private placements or investments that are not registered under the Securities Act of 1933, as amended (the "1933 Act") and cannot be offered for public sale in the United States without first being registered under the 1933 Act. An illiquid investment is any investment that cannot be disposed of within seven days in the normal course of business at approximately the amount at which it is valued by the Portfolios. The price the Portfolio pays for illiquid securities or receives upon resale may be lower than the price paid or received for similar securities with a more liquid market. Accordingly the valuation of these securities will reflect any limitations on their liquidity.

      The Portfolio may purchase Rule 144A securities sold to institutional investors without registration under the 1933 Act. These securities may be determined to be liquid in accordance with guidelines established by the Advisor and approved by the Trustees. The Trustees will monitor the Advisor's implementation of these guidelines on a periodic basis.

      As to illiquid investments, The Portfolio is subject to a risk that should the Portfolio decide to sell them when a ready buyer is not available at a price the Portfolio deems representative of their value, the value of the Portfolio's net assets could be adversely affected. Where an illiquid security must be registered under the 1933 Act, before it may be sold, the Portfolio may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the time of the decision to sell and the time the Portfolio may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Portfolio might obtain a less favorable price than prevailed when it decided to sell.

      QUALITY AND DIVERSIFICATION REQUIREMENTS

      The Portfolio intends to meet the diversification requirements of the 1940 Act. Current 1940 Act diversification requirements require that with respect to 75% of the assets of the Portfolio: (1) the Portfolio may not invest more than 5% of its total assets in the securities of any one issuer, except obligations of the U.S. Government, its agencies and instrumentalities, and (2) the Portfolio may not own more than 10% of the outstanding voting securities of any one issuer.

      In order to maintain a stable net asset value, the Portfolio will limit its investments to direct obligations of the U.S. Treasury, including Treasury bills, notes and bonds, and certain U.S. Government securities with remaining maturities of thirteen months or less at the time of purchase and will maintain a dollar-weighted average portfolio maturity of not more than 90 days.

      INVESTMENT RESTRICTIONS

      The investment restrictions below have been adopted by the Portfolio. Except where otherwise noted, these investment restrictions are "fundamental" policies which, under the 1940 Act, may not be changed without the vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. A "majority of the outstanding voting securities" is defined in the 1940 Act as the lesser of (a) 67% or more of the voting securities present at a security holders meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of the outstanding voting securities. The percentage limitations contained in the restrictions below apply at the time of the purchase of securities.

      The Portfolio:

1. May not make any investment inconsistent with the Portfolio's classification as a diversified investment company under the Investment Company Act of 1940.

2. May not purchase any security which would cause the Portfolio to concentrate its investments in the securities of issuers primarily engaged in any particular industry except as permitted by the SEC;

3. May not issue senior securities, except as permitted under the Investment Company Act of 1940 or any rule, order or interpretation thereunder;

4. May not borrow money, except to the extent permitted by applicable law;

5. May not underwrite securities of other issuers, except to the extent that the Portfolio, in disposing of portfolio securities, may be deemed an underwriter within the meaning of the 1933 Act;

6. May not purchase or sell real estate, except that, to the extent permitted by applicable law, the Portfolio may (a) invest in securities or other instruments directly or indirectly secured by real estate and (b) invest in securities or other instruments issued by issuers that invest in real estate;

7. May not purchase or sell commodities or commodity contracts unless acquired as a result of ownership of securities or other instruments issued by persons that purchase or sell commodities or commodities contracts; but this shall not prevent the Portfolio from purchasing, selling and entering into financial futures contracts (including futures contracts on indices of securities, interest rates and currencies), options on financial futures contracts (including futures contracts on indices of securities, interest rates and currencies), warrants, swaps, forward contracts, foreign currency spot and forward contracts or other derivative instruments that are not related to physical commodities; and

8. May make loans to other persons, in accordance with the Portfolio's investment objective and policies and to the extent permitted by applicable law.

      NON-FUNDAMENTAL INVESTMENT RESTRICTIONS. The investment restrictions described below are not fundamental policies of the Portfolio and may be changed by its trustees. These non-fundamental investment policies require that the
Portfolio:

(i) May not acquire any illiquid securities, such as repurchase agreements with more than seven days to maturity or fixed time deposits with a duration of over seven calendar days, if as a result thereof, more than 10% of the market value of the Portfolio's total assets would be in investments which are illiquid;


(ii) May not purchase securities on margin, make short sales of securities, or maintain a short position, provided that this restriction shall not be deemed to be applicable to the purchase or sale of when-issued or delayed delivery securities.

(iii) May not acquire securities of other investment companies, except as permitted by the 1940 Act or any order pursuant thereto.

      There will be no violation of any investment restriction if that restriction is complied with at the time the relevant action is taken notwithstanding a later change in market value of an investment, in net or total assets, in the securities rating of the investment, or any other later change.

      For purposes of fundamental investment restrictions regarding industry concentration, the Advisor may classify issuers by industry in accordance with classifications set forth in the Directory of Companies Filing Annual Reports With The Securities and Exchange Commission or other sources. In the absence of such classification or if the Advisor determines in good faith based on its own information that the economic characteristics affecting a particular issuer make it more appropriately considered to be engaged in a different industry, the Advisor may classify accordingly. For instance, personal credit finance companies and business credit finance companies are deemed to be separate industries and wholly owned finance companies are considered to be in the industry of their parents if their activities are primarily related to financing the activities of their parents.


      ITEM 13. MANAGEMENT OF THE PORTFOLIO.


TRUSTEES

      The mailing address of the Trustees of the Portfolio is c/o Pierpont Group, Inc., 461 Fifth Avenue, New York, New York 10017. Their names, principal occupations during the past five years and dates of birth are set forth below:

      Frederick S. Addy -- Trustee; Retired; Former Executive Vice President and Chief Financial Officer, Amoco Corporation. His date of birth is January 1, 1932.

      William G. Burns -- Trustee; Retired; Former Vice Chairman and Chief Financial Officer, NYNEX. His date of birth is November 2, 1932.

      Arthur C. Eschenlauer -- Trustee; Retired; Former Senior Vice President, Morgan Guaranty Trust Company of New York. His date of birth is May 23, 1934.

      Matthew Healey* -- Trustee; Chairman and Chief Executive Officer; Chairman, Pierpont Group, Inc. ("Pierpont Group") since prior to 1993. His date of birth is August 23, 1937.

      Michael P. Mallardi -- Trustee; Retired; Prior to April 1996, Senior Vice President, Capital Cities/ABC, Inc. and President, Broadcast Group. His date of birth is March 17, 1934.

      Each Trustee is currently paid an annual fee of $75,000 for serving as Trustee of the Master Portfolios (as defined below), J.P. Morgan Funds, J.P. Morgan Institutional Funds and J.P. Morgan Series Trust and is reimbursed for expenses incurred in connection with service as a Trustee. The Trustees may hold various other directorships unrelated to the Portfolio.


      Trustee compensation expenses paid by the Portfolio for the calendar year ended December 31, 2000 is set forth below.
--------------------------------------------------------------------------------
                                                     TOTAL TRUSTEE
                                                     COMPENSATION
                                                     ACCRUED BY THE MASTER
                                                     PORTFOLIOS(1), J.P.
                                                     MORGAN INSTITUTIONAL
                           AGGREGATE TRUSTEE         FUNDS, J.P. MORGAN FUNDS
                           COMPENSATION PAID BY THE  AND J.P. MORGAN SERIES
      NAME OF TRUSTEE      PORTFOLIO DURING 2000     TRUST DURING 2000(2)
--------------------------------------------------------------------------------
Frederick S. Addy, Trustee       $3,417                    $75,000
--------------------------------------------------------------------------------
William G. Burns, Trustee        $3,417                    $75,000
--------------------------------------------------------------------------------
Arthur C. Eschenlauer,
Trustee                          $3,417                    $75,000
--------------------------------------------------------------------------------
Matthew Healey, Trustee(3),
Chairman and Chief
Executive Officer                $3,417                    $75,000
--------------------------------------------------------------------------------
Michael P. Mallardi, Trustee     $3,417                    $75,000
-------------------------------------------------------------------------------

      (1) Includes the Portfolio and 18 other portfolios (collectively, the "Master Portfolios") for which JPMIM acts as investment adviser.

      (2) No investment company within the fund complex has a pension or retirement plan. Currently, there are 22 investment companies (composed of 19 investment companies comprising the Master Portfolios, the J.P. Morgan Funds, the J.P. Morgan Institutional Funds and J.P. Morgan Series Trust) in the fund complex.

      (3) During 2000, Pierpont Group paid Mr. Healey, in his role as Chairman of Pierpont Group, compensation in the amount of $200,000, contributed $25,500 to a defined contribution plan on his behalf and paid $18,400 in insurance premiums for his benefit.


      The Trustees of the Portfolio are the same as the Trustees of each of the other Master Portfolios, the J.P. Morgan Funds, J.P. Morgan Institutional Funds and J.P. Morgan Series Trust. In accordance with applicable state requirements, a majority of the disinterested Trustees have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of the Master Portfolios, the J.P. Morgan Funds and the J.P. Morgan Institutional Funds, up

----------
* Mr. Healey is an "interested person" (as defined in the 1940 Act) of the Trust.

to and including creating a separate board of trustees.


      The Trustees of the Portfolio decide upon matters of general policies and are responsible for overseeing the Trust's and Portfolio's business affairs. The Portfolio has entered into a Portfolio Fund Services Agreement with Pierpont Group to assist the Trustees in exercising their overall supervisory responsibilities over the affairs of the Portfolio. Pierpont Group was organized in July 1989 to provide services for the J.P. Morgan Family of Funds (formerly, "The Pierpont Family of Funds") (currently an investor in the Portfolio). The Portfolio has agreed to pay Pierpont Group a fee that is equal to the Portfolio's allocated share of Pierpont Group's reasonable costs in performing these services for the Portfolio and certain other registered investment companies subject to similar agreements with Pierpont Group. These costs are periodically reviewed by the Trustees. The aggregate fees paid to Pierpont Group by the Portfolio for the fiscal years ended October 31, 1998, 1999 and 2000 were: $25,893, $36,961 and $25,843, respectively. The Portfolio has no employees; its executive officers (listed below), other than the Chief Executive Officer and the officers who are employees of the Advisor, are provided and compensated by Funds Distributor, Inc. ("FDI"), a wholly-owned, indirect subsidiary of Boston Institutional Group, Inc. The Portfolio's officers conduct and supervise the business operations of the Portfolio.


ADVISORY BOARD


      The Trustees determined as of January 26, 2000 to establish an advisory board and appoint four members ("Members of the Advisory Board") thereto. Each member serves at the pleasure of the Trustees. The advisory board is distinct from the Trustees and provides advice to the Trustees as to investment, management and operations of the Portfolio; but has no power to vote upon any matter put to a vote of the Trustees. The creation of the Advisory Board and the appointment of the members thereof was designed (i)so that the Board of Trustees will continuously consist of persons able to assume the duties of Trustees and be fully familiar with the business and affairs of the Portfolio, in anticipation of the current Trustees reaching the mandatory retirement age of seventy and (ii) with the intention that the Members of the Advisory Board would be proposed for election as Trustees at a shareholder meeting to be held prior to the retirement of any current Trustees. Each member of the Advisory Board is paid an annual fee of $75,000 for serving in this capacity and is reimbursed for expenses incurred in connection for such service. The members of the Advisory Board may hold various other directorships unrelated to the Portfolio. The mailing address of the Members of the Advisory Board is c/o Pierpont Group, Inc., 461 Fifth Avenue, New York, New York 10017. Their names, principal occupations during the past five years and dates of birth are set forth below:

      Ann Maynard Gray - Former President, Diversified Publishing Group and Vice President, Capital Cities/ABC, Inc. Her date of birth is August 22, 1945.


      John R. Laird -- Retired; Former Chief Executive Officer, Shearson Lehman Brothers and The Boston Company. His date of birth is June 21, 1942.


      Gerard P. Lynch **-- Retired; Former Managing Director, Morgan Stanley Group and President and Chief Operating Officer, Morgan Stanley Services, Inc. His date of birth is October 5, 1936.


----------
**    Mr. Lynch may be deemed an "interested person" (as defined in the 1940
      Act) of the Advisor due to his son's affiliation with an affiliate.

      James J. Schonbachler -- Retired; Prior to September, 1998, Managing Director, Bankers Trust Company and Chief Executive Officer and Director, Bankers Trust A.G., Zurich and BT Brokerage Corp. His date of birth is January 26, 1943.

OFFICERS

      The officers of the Portfolio, their principal occupations during the past five years and their dates of birth are set forth below. The business address of each of the officers unless otherwise noted is 60 State Street, Suite 1300, Boston, Massachusetts 02109.


      MATTHEW HEALEY; Chief Executive Officer; Chairman, Pierpont Group, since prior to 1993. His address is c/o Pierpont Group, Inc., 461 Fifth Avenue, New York, New York 10017. His date of birth is August 23, 1937.


      MARGARET W. CHAMBERS; Vice President and Secretary. Senior Vice President and General Counsel of FDI since April, 1998. From August 1996 to March 1998, Ms. Chambers was Vice President and Assistant General Counsel for Loomis, Sayles & Company, L.P. From January 1986 to July 1996, she was an associate with the law firm of Ropes & Gray. Her date of birth is October 12, 1959.


      MARIE E. CONNOLLY; Vice President and Assistant Treasurer. President, Chief Executive Officer, Chief Compliance Officer and Director of FDI, Premier Mutual Fund Services, Inc., an affiliate of FDI ("Premier Mutual") and an officer of certain investment companies advised or administered by FDI since prior to 1996. Her date of birth is August 1, 1957.

      DOUGLAS C. CONROY; Vice President and Assistant Treasurer. Vice President, New Business Development of FDI and an officer of certain investment companies distributed or administered by FDI. Prior to April 1997, Mr. Conroy was Supervisor of Treasury Services and Administration of FDI. His date of birth is March 31, 1969.




      JACQUELINE HENNING; Assistant Secretary and Assistant Treasurer of the Portfolio only. Managing Director, State Street Cayman Trust Company, Ltd. since October 1994. Address: P.O. Box 2508 GT, Elizabethan Square, 2nd Floor, Shedden Road, George Town, Grand Cayman, Cayman Islands, BWI. Her date of birth is March 24, 1942.

      KAREN JACOPPO-WOOD; Vice President and Assistant Secretary. Vice President and Senior Counsel of FDI and an officer of certain investment companies distributed or administered by FDI. From June 1994 to January 1996, Ms. Jacoppo-Wood was a Manager of SEC Registration at Scudder, Stevens & Clark, Inc. Her date of birth is December 29, 1966.

      CHRISTOPHER J. KELLEY; Vice President and Assistant Secretary. Vice President and Senior Associate General Counsel of FDI and Premier Mutual and an officer of certain investment companies distributed or administered by FDI. From April 1994 to July 1996, Mr. Kelley was Assistant Counsel at Forum Financial Group. His date of birth is December 24, 1964.


      KATHLEEN K. MORRISEY; Vice President and Assistant Secretary. Vice President of FDI. Manager of Treasury Services Administration and an officer of certain investment companies advised or administered by Montgomery Asset Management, L.P. and Dresdner RCM Global Investors, Inc., and their respective affiliates. Her date of birth is July 5, 1972.

      MARY A. NELSON; Vice President and Assistant Treasurer. Senior Vice President and Director of Financial Services at FDI since August 1994 and an officer of certain investment companies distributed or administered by FDI. Her date of birth is April 22, 1964.

      MARY JO PACE; Assistant Treasurer. Vice President, Morgan Guaranty Trust Company of New York. Ms. Pace serves in the Funds Administration group as a Manager for the Budgeting and Expense Processing Group. Her address is 60 Wall Street, New York, New York 10260. Her date of birth is March 13, 1966.





      GEORGE A. RIO; President and Treasurer. Executive Vice President and Client Service Director of FDI since April 1998. From June 1995 to March 1998, Mr. Rio was Senior Vice President and Senior Key Account Manager for Putnam Mutual Funds. His date of birth is January 2, 1955.


      CHRISTINE ROTUNDO; Assistant Treasurer. Vice President, Morgan Guaranty Trust Company of New York. Ms. Rotundo serves in the Funds Administration group as a Manager of the Tax Group and is responsible for U.S. mutual fund tax matters. Prior to September 1995, Ms. Rotundo served as a Senior Tax Manager in the Investment Company Services Group of Deloitte & Touche LLP. Her address is 60 Wall Street, New York, New York 10260. Her date of birth is September 26, 1965.


      ELBA VASQUEZ; Vice President and Assistant Secretary. Vice President of FDI since February 1999. Ms. Vasquez served as a National Sales Associate for FDI from May 1996. Prior to that she served in various mutual fund sales and marketing positions for U.S. Trust Company of New York. Her date of birth is December 14, 1961.

CODES OF ETHICS

      The Portfolio, the Advisor and FDI have adopted codes of ethics pursuant to Rule 17j-1 under the 1940 Act. Each of these codes permits personnel subject to such code to invest in securities, including securities that may be purchased or held by the Portfolio. Such purchases, however, are subject to preclearance and other procedures reasonably necessary to prevent Access Persons from engaging in any unlawful conduct set forth in Rule 17j-1.


      The Portfolio's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.


      ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

      As of January 31, 2001, the J.P. Morgan Institutional Federal Money Market Fund, J.P. Morgan Institutional Service Federal Money Market Fund and J.P. Morgan Federal Money Market Fund, series of the J.P. Morgan Institutional Funds and the J.P. Morgan Funds owned 55%, 7% and 38%, respectively, of the outstanding beneficial interests in the Portfolio. So long as the J.P. Morgan Institutional and J.P. Morgan Funds control the Portfolio, they may take action without the approval of any other holder of beneficial interests in the Portfolio.


      Each of the Portfolio's investors has informed the Portfolio that whenever it is requested to vote on matters pertaining to the Portfolio (other than a vote by the Portfolio to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), it will hold a meeting of its shareholders and will cast its vote as instructed by those shareholders.


      The officers, Trustees and members of the Advisory Board of the Portfolio own none of the outstanding beneficial interests in the Portfolio.

      ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

      INVESTMENT ADVISOR. The investment advisor to the Portfolio is JPMIM, a wholly-owned subsidiary of J.P. Morgan Chase & Co. ("J.P. Morgan Chase"). Subject to the supervision of the Portfolio's Trustees, the Advisor makes the Portfolio's day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the Portfolio's investments. The Advisor's fixed income investment process is based on analysis or real rates, sector diversification and quantitative and credit analysis. Sector weightings are generally similar to the Portfolio's benchmark with the emphasis on security selection as the method to achieve investment performance superior to the benchmark. The benchmark for the Portfolio is currently IBC's U.S. Government & Agency Money Market Fund Average. Prior to October 1, 1998, Morgan was the investment advisor.

      The Investment Advisory Agreement provides that it will continue in effect for a period of two years after execution only if specifically approved annually thereafter (i) by a vote of the holders of a majority of the Portfolio's outstanding securities or by its Trustees and (ii) by a vote of a majority of the Trustees who are not parties to the Advisory Agreement or "interested persons" as defined by the 1940 Act cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement will terminate automatically if assigned and is terminable at any time without penalty by a vote of a majority of the Trustees, or by a vote of the holders of a majority of the Portfolio's voting securities, on 60 days' written notice to the Advisor and by the Advisor on 90 days' written notice to the Portfolio.

      JPMIM, a corporation organized under the laws of the State of Delaware, is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

      J.P. Morgan Chase, a bank holding company organized under the laws of the State of Delaware, was formed from the merger of J.P. Morgan & Co. Incorporated with and into The Chase Manhattan Corporation. J.P. Morgan Chase, together with its predecessors, has been in the banking and investment advisory business for over 100 years and today, through JPMIM and its other subsidiaries, offers a wide range of banking and investment management services to governmental, institutional, corporate and individual clients.

      The investment advisory services the Advisor provides to the Portfolio are not exclusive under the terms of the Advisory Agreement. The Advisor is free to and does render similar investment advisory services to others. The Advisor serves as investment advisor to personal investors and other investment companies and acts as fiduciary for trusts, estates and employee benefit plans. Certain of the assets of trusts and estates under management are invested in common trust funds for which the Advisor serves as trustee. The accounts which are managed or advised by the Advisor have varying investment objectives and the Advisor invests assets of such accounts in investments substantially similar to, or the same as, those which are expected to constitute the principal investments of the Portfolio. Such accounts are supervised by officers and employees of the Advisor who may also be acting in similar capacities for the Portfolio. See Item 16 below.

      The Portfolio is managed by employees of the Advisor who, in acting for their customers, including the Portfolio, do not discuss their investment decisions with any personnel of J.P. Morgan or any personnel of other divisions of the Advisor or with any of its affiliated persons, with the exception of J.P. Morgan Investment Management Inc. ("JPMIM") and certain other investment management affiliates of J.P. Morgan.

      As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by the Advisor under the Investment Advisory Agreement, the Portfolio has agreed to pay the Advisor a fee, which is computed daily and may be paid monthly, equal to the annual rate of 0.20% of the Portfolio's average daily net assets up to $1 billion and 0.10% of the Portfolio's average daily net assets in excess of $1 billion. For the fiscal years ended October 31, 1998, 1999 and 2000 the Portfolio paid Morgan and JPMIM, as applicable, $1,736,610, $2,858,791 and $4,031,308, respectively, in advisory fees.

      Morgan, an affiliate of the Advisor and a wholly owned subsidiary of J.P. Morgan Chase, is a New York trust company which conducts a general banking and trust business. Morgan is subject to regulation by the New York State Banking Department and is a member bank of the Federal Reserve System. Through offices in New York City and abroad, Morgan offers a wide range of services, primarily to governmental, institutional, corporate and high net worth individual customers in the United States and throughout the world. Under a separate agreement, Morgan provides administrative and related services to the Portfolio. Morgan is located at 60 Wall Street, New York, New York 10260. See "Administrative Services Agent" in Part A above.


      PLACEMENT AGENT. FDI, a registered broker-dealer, also serves as exclusive placement agent for the Portfolio. FDI is a wholly owned indirect subsidiary of Boston Institutional Group, Inc. FDI's principal business address is 60 State Street, Suite 1300, Boston, Massachusetts 02109.

      CO-ADMINISTRATOR. Under the Portfolio's Co-Administration Agreement dated August 1, 1996, FDI serves as the Portfolio's Co-Administrator. The Co-Administration Agreement may be renewed or amended by the Trustees without an investor vote. The Co-Administration Agreement is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio on not more than 60 days' written notice nor less than 30 days' written notice to the other party. The Co-Administrator, subject to the consent of the Trustees of the Portfolio may, subcontract for the performance of its obligations, provided, however, that unless the Portfolio expressly agrees in writing, the Co-Administrator shall be fully responsible for the acts and omissions of any subcontractor as it would for its own acts or omissions. See "Administrative Services Agent" below.

      FDI (i) provides office space, equipment and clerical personnel for maintaining the organization and books and records of the Trust and the Portfolio; (ii) provides officers for the Trust and the Portfolio; (iii) prepares and files documents required for notification of state securities administrators; (iv) reviews and files marketing and sales literature; (v) files Portfolio regulatory documents and mails Portfolio communications to Trustees and investors; and (vi) maintains related books and records.


      For its services under the Co-Administration Agreement, the Portfolio has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The amount allocable to the Portfolio is based on the ratio of its net assets to the aggregate net assets of the J.P. Morgan Funds, the J.P. Morgan Institutional Funds, the Master Portfolios and certain other investment companies subject to similar agreements with FDI. The following administrative fees were paid by the Portfolio to FDI for the fiscal years ended October 31, 1998, 1999 and 2000: $12,377, $16,872 and $19,778, respectively.


      ADMINISTRATIVE SERVICES AGENT. The Portfolio has entered into a Restated Administrative Services Agreement (the "Services Agreement") with Morgan, pursuant to which Morgan is responsible for certain administrative and related services provided to the Portfolio.

      Under the Services Agreement effective August 1, 1996, the Portfolio has agreed to pay Morgan fees equal to its allocable share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the Master Portfolios and J.P. Morgan Series Trust in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their average daily net assets in excess of $7 billion, less the complex-wide fees payable to FDI. The portion of this charge payable by the Portfolio is determined by the proportionate share that its net assets bear to the total net assets of the J.P. Morgan Funds, the J.P. Morgan Institutional Funds, The Master Portfolios, the other investors in the Master Portfolios for which Morgan provides similar services and J.P. Morgan Series Trust.


      For the fiscal years ended October 31, 1998, 1999 and 2000, the Portfolio paid Morgan $264,799, $480,385 and $735,431, respectively, in administrative services fees.

      CUSTODIAN AND TRANSFER AGENT. The Bank of New York ("BONY"), One Wall Street, New York, New York 10286, serves as the Portfolio's custodian and fund accounting agent. Pursuant to the Custodian and Fund Accounting Agreement, BONY is responsible for holding portfolio securities and cash maintaining the books of account and records of portfolio transactions. In the case of foreign assets held outside the United States, the custodian employs various subcustodians in accordance with the regulations of the SEC.

      State Street Bank and Trust Company ("State Street"), 225 Franklin Street, Boston, Massachusetts 02110, serves as the Portfolio's transfer and dividend dispersing agent. As transfer agent and dividend disbursing agent, State Street is responsible for maintaining account records detailing the ownership of Fund shares and for crediting income, capital gains and other changes in share ownership to shareholder accounts.


      INDEPENDENT ACCOUNTANTS. The independent accountants of the Portfolio are PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, New York 10036. PriceWaterhouseCoopers LLP conducts an annual audit of the financial statements of the Portfolio, assists in the preparation and/or review of each of the Portfolio's federal and state income tax returns and consults with the Portfolio as to matters of accounting and federal and state income taxation.

      EXPENSES. In addition to the fees payable to the service providers identified above, the Portfolio is responsible for usual and customary expenses associated with its operations. Such expenses include organization expenses, legal fees, accounting and audit expenses, insurance costs, the compensation and expenses of the Trustees, registration fees under federal securities laws, and extraordinary expenses, applicable to the Portfolio.




      ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.


      The Advisor places orders for the Portfolio for all purchases and sales of portfolio securities, enters into repurchase agreements, and may enter into reverse repurchase agreements and execute loans of portfolio securities on behalf of the Portfolio. See Item 12 above.

      Fixed income securities are generally traded at a net price with dealers acting as principal for their own accounts without a stated commission. The price of the security usually includes profit to the dealers. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain securities may be purchased directly from an issuer, in which case no commissions or discounts are paid. The Advisor intends to seek best execution on a competitive basis for both purchases and sales of securities.

      Portfolio transactions for the Portfolio will be undertaken principally to accomplish the Portfolio's objective in relation to expected movements in the general level of interest rates. The Portfolio may engage in short term trading consistent with its objective.

      In connection with portfolio transactions for the Portfolio, the Advisor intends to seek best execution on a competitive basis for both purchases and sales of securities.

      The Portfolio's policy of investing only in securities with maturities of less than thirteen months will result in high portfolio turnover. Since brokerage commissions are not normally paid on investments which the Portfolio makes, turnover resulting from such investments should not adversely affect the net asset value or net income of the Portfolio.

      Subject to the overriding objective of obtaining the best execution of orders, the Advisor may allocate a portion of the Portfolio's portfolio brokerage transactions to affiliates of the Advisor. In order for affiliates of the Advisor to effect any portfolio transactions for the Portfolio, the commissions, fees or other remuneration received by such affiliates must be reasonable and fair compared to the commissions, fees, or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time. Furthermore, the Trustees of the Portfolio, including a majority of the Trustees who are not "interested persons," have adopted procedures which are reasonably designed to provide that any commissions, fees, or other remuneration paid to such affiliates are consistent with the foregoing standard.

      The Portfolio's portfolio securities will not be purchased from or through or sold to or through the Exclusive Placement Agent or Advisor or any other "affiliated person" (as defined in the 1940 Act), of the Exclusive Placement Agent or Advisor when such entities are acting as principals, except to the extent permitted by law. In addition, the Portfolio will not purchase securities during the existence of any underwriting group relating thereto of which the Advisor or an affiliate of the Advisor is a member, except to the extent permitted by law.

      On those occasions when the Advisor deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other customers, including other Portfolios, the Advisor, to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction will be made by the Advisor in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Portfolio. In some instances, this procedure might adversely affect the Portfolio.


      ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.


      Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

      Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

      The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

      The Portfolio is organized as a trust under the laws of the State of New

York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

      The Portfolio's Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.


      ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SECURITIES


      Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

      All portfolio securities for the Portfolio are valued by the amortized cost method, as permitted by a rule adopted by the SEC. The purpose of this method of calculation is to allow certain investors in the Portfolio to maintain a constant net asset value. No assurances can be given that this goal can be attained. The amortized cost method of valuation values a security at its cost at the time of purchase and thereafter assumes a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. If a difference of more than 1/2 of 1% occurs between valuation based on the amortized cost method and valuation based on market value, the Trustees will take steps necessary to reduce such deviation, such as shortening the average portfolio maturity, realizing gains or losses, or reducing the aggregate outstanding interests. Any reduction of outstanding interests will be effected by having each investor in the Portfolio contribute to the Portfolio's capital the necessary amounts on a pro rata basis. Each investor in the Portfolio will be deemed to have agreed to such a contribution in these circumstances by his investment in the Portfolio.

      If the Portfolio determines that it would be detrimental to the best interest of the remaining investors in the Portfolio to make payment wholly or partly in cash, payment of the redemption price may be made in whole or in part by a distribution in kind of securities from the Portfolio, in lieu of cash, in conformity with the applicable rule of the SEC. If interests are redeemed in kind, the redeeming investor might incur transaction costs in converting the assets into cash. The method of valuing portfolio securities is described above and such valuation will be made as of the same time the redemption price is determined. The Portfolio has elected to be governed by Rule 18f-1 under the 1940 Act pursuant to which the Portfolio is obligated to redeem interests solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Portfolio during any 90 day period for any one investor. The Portfolio will not redeem in kind except in circumstances in which an investor is permitted to redeem in kind.

      The net asset value of the Portfolio will not be computed on a day on which no orders to purchase or withdraw beneficial interests in the Portfolio has been received or on the days the following legal holidays are observed: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. In the event that trading in the money markets is scheduled to end earlier than the close of the New York Stock Exchange in observance of these holidays, the Portfolio would expect to close for purchases and withdrawals an hour in advance of the end of trading in the money markets. The Portfolio may also close for purchases and withdrawals at such other times as may be determined by the Trustees to the extent permitted by applicable law. The days on which net asset value is determined are the Portfolio's business days.


      ITEM 19. TAX STATUS.


      The Portfolio is organized as a New York trust. The Portfolio is not subject to any income or franchise tax in the State of New York. However, each investor in the Portfolio will be subject to U.S. Federal income tax in the manner described below on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code, and regulations promulgated thereunder.

      Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

      It is intended that the Portfolio's assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code. To ensure that investors will be able to satisfy the requirements of subchapter M, the Portfolio must satisfy certain gross income and diversification requirements.

      For the Portfolio to qualify as a regulated investment company under Subchapter M of the Code, the Portfolio limits its investments so that at the close of each quarter of its taxable year (a) no more than 25% of its total assets are invested in the securities of any one issuer, except government securities, and (b) with regard to 50% of its total assets, no more than 5% of its total assets are invested in the securities of a single issuer, except U.S. Government securities.

      Gains or losses on sales of portfolio securities will be treated as long-term capital gains or losses if the securities have been held by it for more than one year. Long-term capital gain of individual investors will be subject to a reduced rate of tax if the portfolio securities have been held by the Portfolio for more than one year at the time of sale and will be subject to a further reduced rate of tax if the portfolio securities have been held by the Portfolio for more than eighteen months at the time of sale. Other gains or losses on the sale of securities will be short-term capital gains or losses.

      OTHER TAXATION. The investment by an investor in the Portfolio does not cause the investor to be liable for any income or franchise tax in the State of New York. Investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Portfolio.


      ITEM 20. UNDERWRITERS.


      The exclusive placement agent for the Portfolio is FDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.


      ITEM 21. CALCULATIONS OF PERFORMANCE DATA.


      Not applicable.


      ITEM 22. FINANCIAL STATEMENTS.

      The Portfolio's October 31, 2000 annual report filed with the Securities and Exchange Commission pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder is incorporated herein by reference (Accession No. 0000894088-01-000002, filed January 2, 2001).

APPENDIX A

Description of Security Ratings

STANDARD & POOR'S

CORPORATE AND MUNICIPAL BONDS

AAA- Debt rated AAA have the highest ratings assigned by Standard & Poor's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

AA - Debt rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in a small degree.

A - Debt rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB- Debt rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

BB - Debt rated BB are regarded as having less near-term vulnerability to default than other speculative issues. However, they face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

COMMERCIAL PAPER, INCLUDING TAX EXEMPT

A   - Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designations 1, 2, and 3 to indicate the relative degree of safety.

A-1 - This designation indicates that the degree of safety regarding timely payment is very strong.

SHORT-TERM TAX-EXEMPT NOTES

SP-1 - The short-term tax-exempt note rating of SP-1 is the highest rating assigned by Standard & Poor's and has a very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a "plus" (+) designation.

SP-2 - The short-term tax-exempt note rating of SP-2 has a satisfactory capacity to pay principal and interest.

MOODY'S

CORPORATE AND MUNICIPAL BONDS


                                   Appendix-1

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

A   - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

COMMERCIAL PAPER, INCLUDING TAX EXEMPT

Prime-1- Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

      -     Leading market positions in well established industries.

      -     High rates of return on funds employed.

      - Conservative capitalization structures with moderate reliance on debt and ample asset protection.

      - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

      - Well established access to a range of financial markets and assured sources of alternate liquidity.

SHORT-TERM TAX EXEMPT NOTES

MIG-1 - The short-term tax-exempt note rating MIG-1 is the highest rating assigned by Moody's for notes judged to be the best quality. Notes with this rating enjoy strong protection from established cash flows of funds for their servicing or from


                                   Appendix-2
            established and broad-based access to the market for refinancing, or both.

MIG-2 - MIG-2 rated notes are of high quality but with margins of protection not as large as MIG-1.


                                   Appendix-3

                                     PART C

      ITEM 23.    EXHIBITS.

      (a).        Declaration of Trust, as amended, of the Registrant. 4


      (a)(1).     Amendment No. 1 to Declaration of Trust. 6


      (b).        Restated By-Laws of the Registrant. 2

      (c).        None

      (d).        Investment Advisory Agreement between the Registrant and J.P.
                  Morgan Investment Management Inc. ("JPMIM"). 4

      (d)(1). Investment Advisory Agreement between the Registrant and J.P. Morgan Investment Management Inc.5

      (e).        None

      (f).        N/A

      (g)(1). Custodian Contract between the Registrant and State Street Bank and Trust Company ("State Street"). 3


      (g)(2).     Custodian Contract between Registrant and The Bank of New
                  York. 6


      (h). Co-Administration Agreement between the Registrant and Funds Distributor, Inc. dated August 1, 1996 ("Co-Administration Agreement").1

      (h)(i).     Amended Exhibit I to Co-Administration Agreement. 2

      (h)(1). Transfer Agency and Service Agreement between the Registrant and State Street. 2

      (h)(2). Restated Administrative Services Agreement between the Registrant and Morgan dated August 1, 1996 ("Administrative Services Agreement"). 1

      (h)(2)(i).  Amended Exhibit I to Administrative Services Agreement. 2

      (h)(3). Amended and Restated Portfolio Fund Services Agreement between the Registrant and Pierpont Group, Inc. dated July 11, 1996. 1

      (i).        None

      (j).        None

      (k).        N/A

      (l).        Investment representation letters of initial investors. 4

      (m).        N/A

      (n).        N/A

      (o).        none


      (p)(1)      Code of Ethics for J.P. Morgan Funds and Funds Distributor,
                  Inc. 7

      (p)(2)      Code of Ethics of JPMIM. 8


----------

      1 Incorporated herein by reference from Amendment No. 5 to the Registrant's registration statement on Form N-1A as filed with the Securities and Exchange Commission (the "Commission") on October 9, 1996 (Accession No. 0000912057-96-022173).

      2. Incorporated by reference from Amendment No. 6 to the registration statement on Form N-1A for The U.S. Fixed Income Portfolio as filed with the Commission on February 14, 1997 (Accession No. 0001016964-97-000020).

      3. Incorporated by reference from Amendment No. 4 to the registration statement on Form N-1A for The Tax Exempt Bond Portfolio as filed with the Commission on October 7, 1996 (Accession No.
            0000912057-96-022171).

      4. Incorporated by reference from Amendment No. 6 to the Registrant's registration statement on Form N-1A filed with the Commission on February 28, 1997 (Accession No. 0001016964-97-000028).


      5. Incorporated by reference from Amendment No. 9 to the Registrant's registration statement on Form N-1A filed with the Commission on October 2, 1998 (Accession No. 0001042058-98-000109).

      6. Incorporated by reference from Amendment No. 11 to the Registrant's registration statement on Form N-1A filed with the Commission on February 28, 2000 (Accession No. 0001041455-00-000046).

      7. Incorporated herein by reference from Amendment No. 18 to the registration statement on Form N-1A for The Series Portfolio as filed with the Commission on September 28, 2000 (Accession No. 0000943180-00-000001).

      8. Incorporated herein by reference to Amendment No. 7 to the registration statement on Form N-1A for The Series Portfolio II as filed with the Commission on February 23, 2001 (Accession No. 000100547-01-001399)


ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

                  Not applicable.

ITEM 25. INDEMNIFICATION.

      Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an Exhibit to its Registration Statement on Form N-1A hereto.

      The Trustees and officers of the Registrant and the personnel of the Registrant's co-administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.


      JPMIM, a Delaware corporation, is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and a wholly owned subsidiary of J.P. Morgan Chase & Co. JPMIM manages employee benefit funds of corporations, labor unions and state and local governments and the accounts of other institutional investors, including investment companies. The business or other connections of each director and officer of JPMIM is currently listed in the Investment Advisor registration on Form ADV for JPMIM (file No. 801-21011).


ITEM 27. PRINCIPAL UNDERWRITERS.

      Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS.

      The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

      J.P. Morgan Investment Management Inc. and Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York 10260- 0060 or 522 Fifth Avenue, New York, New York 10036 (records relating to their function as investment adviser and administrative services agent, respectively).


      The Bank of New York, One Wall Street, New York, New York, 10086 (records relating to its function as custodian and fund accounting agent).

      State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 or 40 King Street West, Toronto, Ontario, Canada M5H 3Y8 (records relating to its functions as fund accounting and transfer agent).


      Funds Distributor, Inc., 60 State Street, Suite 1300 Boston, Massachusetts 02109 (records relating to its functions as co-administrator and exclusive placement agent).

      Pierpont Group, Inc., 461 Fifth Avenue, New York, New York 10017 (records relating to its assisting the Trustees in carrying out their duties in supervising the Registrant's affairs).

ITEM 29. MANAGEMENT SERVICES.

      Not applicable.

ITEM 30. UNDERTAKINGS.

      Not applicable.

                                    SIGNATURE


      Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 27th day of February, 2001.


      THE FEDERAL MONEY MARKET PORTFOLIO


      By       /S/ GEORGE A. RIO
               -------------------------------------------
               George A. Rio
               President